Exhibit 10

                      Consent of PricewaterhouseCoopers LLP







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               Consent of Independent Certified Public Accountants



We hereby consent to the use in this Registration Statement on Form S-6 of our report dated February 16, 2000, relating to the financial statements and financial highlights of the subaccounts constituting the WRL Series Life

Account, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP


Tampa, Florida
June 21, 2001